Exhibit 2

                             JOINT FILING AGREEMENT


                  This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of shares of the common stock, par value $.001 per share, of AremisSoft Corporation is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Dated: May 17, 2001

                                    /s/ Irwin L. Jacobs
                                    ---------------------------
                                    Irwin L. Jacobs




                                    JACOBS TRADING COMPANY



                                    By:/s/ David A. Mahler
                                       ------------------------
                                         Name:  David A. Mahler
                                         Title:  Secretary







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